UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2013

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-166447 (1933 Act)	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed on December 5, 2012, Cole Corporate Income Operating Partnership, LP (“CCI OP”), the operating partnership of Cole Corporate Income Trust, Inc. (the “Company”), entered into a secured revolving credit facility (the “Original Credit Facility”) on November 29, 2012, which provided for up to $150.0 million of borrowings pursuant to a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Wells Fargo Bank, National Association, as syndication agent, and other lending institutions that may become parties to the Credit Agreement (collectively, the “Lenders”). Subject to meeting certain conditions described in the Credit Agreement and payment of certain fees, the amount of the Original Credit Facility could be increased up to a maximum of $300.0 million (the “Accordion Feature”).

On March 4, 2013, CCI OP entered into a first amendment to the credit agreement (the “Amended Credit Agreement”) with the Lenders, which amended and restated the Credit Agreement. The Amended Credit Agreement allows CCI OP to borrow up to $400.0 million in revolving loans (the “Credit Facility”). In addition, the Amended Credit Agreement modified the terms of the Accordion Feature, allowing the amount of the Credit Facility to be increased up to a maximum of $750.0 million, subject to meeting certain conditions described in the Amended Credit Agreement and the payment of certain fees.

The revolving loans will bear interest at rates depending upon the type of loan specified by CCI OP and the ratio of the Company's consolidated indebtedness to its consolidated total asset value, as defined in the Amended Credit Agreement (the "Leverage Ratio"). For a (a) Eurodollar rate loan, as defined in the Amended Credit Agreement, the interest rate will be equal to (i) if the Leverage Ratio is greater than 65%, LIBOR plus 3.50%, (ii) if the Leverage Ratio is greater than 60% but less than or equal to 65%, LIBOR plus 3.00% and (iii) if the Leverage Ratio is less than or equal to 60%, LIBOR plus 2.50%; and (b) with respect to base rate loans, a percentage per annum equal to (i) if the Leverage Ratio is greater than 65%, base rate plus 2.50%, (ii) if the Leverage Ratio is greater than 60% but less than or equal to 65%, base rate plus 2.00% and (iii) if the Leverage Ratio is less than or equal to 60%, base rate plus 1.50%.

The Amended Credit Agreement contains customary representations, warranties and borrowing conditions. CCI OP paid certain fees under the Amended Credit Agreement, including an up-front fee and arrangement fee. Other than the amended terms described above, the material terms of the Original Credit Facility remain unchanged. As of March 4, 2013, the borrowing base under the Credit Facility, based on the underlying collateral pool for qualified properties, was $175.8 million, and the amount outstanding under the Credit Facility was $80.0 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 8, 2013	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting
Principal Accounting Officer

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